February 2026 Fourth Quarter and Full Year 2025 Earnings Call Exhibit 99.2

Forward Looking Statement Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “anticipates”, “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission and available on the Partnership’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

CrossAmerica Business Overview Charles Nifong, CEO & President

Fourth Quarter Operations OPERATING RESULTS (in thousands, except for margin per gallon and merchandise gross margin percentage) Three Months ended Dec 31, 2025 2024 % Change Retail Segment: Gross Profit $82,922 $75,087 10% Operating Income $31,401 $22,841 37% Motor Fuel Gross Profit $46,538 $39,832 17% Merchandise Gross Profit* $28,835 $28,124 3% Retail Margin Per Gallon $0.449 $0.376 19% Volume of Gallons Sold 132,115 141,377 (7%) Same Store Sales Excluding Cigarettes* $65,402 $64,626 1% Merchandise Gross Margin Percentage* 29.1% 28.4% 70 bps Wholesale Segment: Gross Profit $24,209 $25,896 (7%) Operating Income $18,382 $18,775 (2%) Motor Fuel Gross Profit $15,686 $14,780 6% Wholesale Margin Per Gallon $0.093 $0.082 13% Volume of Gallons Distributed 168,852 180,453 (6%) *Includes only company operated retail sites

Full Year Operations OPERATING RESULTS (in thousands, except for margin per gallon and merchandise gross margin percentage) Full Year 2025 2024 % Change Retail Segment: Gross Profit $302,193 $289,704 4% Operating Income $97,500 $93,472 4% Motor Fuel Gross Profit $157,239 $150,916 4% Merchandise Gross Profit* $116,235 $109,910 6% Retail Margin Per Gallon $0.386 $0.368 5% Volume of Gallons Sold 542,137 554,490 (2%) Same Store Sales Excluding Cigarettes* $215,686 $210,946 2% Merchandise Gross Margin Percentage* 28.5% 28.2% 30 bps Wholesale Segment: Gross Profit $100,514 $108,615 (7%) Operating Income $73,495 $76,861 (4%) Motor Fuel Gross Profit $62,333 $62,892 (1%) Wholesale Margin Per Gallon $0.091 $0.085 7% Volume of Gallons Distributed 688,673 743,535 (7%) *Includes only company operated retail sites

Strategy Overview Provide a great experience, great service and value to our customers, both retail and wholesale Improve the business through increasing our operational efficiency and realizing benefits of our scale Position the portfolio for the future Divesting assets and recycling capital into growth opportunities within the portfolio Expanding retail operations at controlled sites to benefit from industry market dynamics

CrossAmerica Financial Overview Maura Topper, Chief Financial Officer

Fourth Quarter and Full Year Results Summary OPERATING RESULTS (in thousands, except for distributions per unit and coverage) Three Months ended Dec. 31, 2025 2024 % Change Full Year 2025 2024 % Change Net Income $10,192 $16,861 (40%) $41,833 $22,453 86% Adjusted EBITDA $43,353 $35,463 22% $146,014 $145,539 0% Distributable Cash Flow $28,522 $21,082 35% $87,786 $86,004 2% Weighted Avg. Diluted Units 38,258 38,192 0% 38,247 38,172 0% Distribution Paid per LP Unit $0.5250 $0.5250 0% $2.1000 $2.1000 0% Distributions Paid $20,013 $19,975 0% $80,007 $79,854 0% Distribution Coverage (Paid Basis) 1.43x 1.06x 35% 1.10x 1.08x 2% Note: See the reconciliation of Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Capital Strength Capital Expenditures Fourth quarter 2025 capital expenditures of $7.1 million with $5.7 million of growth capex Total 2025 capital expenditures of $35.7 million with $27.2 million of growth capex Growth capital projects during the year included targeted material renovations as well as projects to increase food offerings Leverage Credit facility balance at 12/31/25: $692.3 million Continue to manage debt levels and leverage ratio Leverage ratio was 3.51x at 12/31/25 Effective interest rate at 12/31/25: 5.6% Ongoing benefit of interest rate swaps in elevated rate environment Continued Focus on Execution, Cash Flows, and Strong Balance Sheet

Appendix Fourth Quarter and Full Year 2025 Earnings Call

Non-GAAP Financial Measures Non-GAAP Financial Measures We use the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income (loss) before deducting interest expense, income taxes and depreciation, amortization and accretion (which includes certain impairment charges). Adjusted EBITDA represents EBITDA as further adjusted to exclude equity-based compensation expense, gains or losses on dispositions and lease terminations, net and certain discrete acquisition related costs, such as legal and other professional fees, separation benefit costs and certain other discrete non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. The Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by distributions paid on common units. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess the ability to generate cash sufficient to make distributions to our unitholders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing the financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

CROSSAMERICA PARTNERS LP

Fourth Quarter and Full Year 2025 Earnings Call February 2026

Non-GAAP Reconciliation

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for the Distribution Coverage Ratio):

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Net income	$ 10,192	$ 16,861	$ 41,833	$ 22,453
Interest expense	10,941	13,402	48,140	52,320
Income tax expense (benefit)	5,090	(1,755)	8,253	(3,433)
Depreciation, amortization and accretion expense	19,916	18,080	89,587	75,983
EBITDA	46,139	46,588	187,813	147,323
Equity-based employee and director compensation expense	501	374	1,854	1,508
Gain on dispositions and lease terminations, net [(a)]	(3,440)	(11,512)	(44,229)	(4,966)
Acquisition-related costs [(b)]	153	13	576	1,674
Adjusted EBITDA	43,353	35,463	146,014	145,539
Cash interest expense	(10,456)	(12,918)	(46,201)	(50,384)
Sustaining capital expenditures [(c)]	(1,398)	(2,125)	(8,522)	(8,287)
Current income tax (expense) benefit [(d)]	(2,977)	662	(3,505)	(864)
Distributable Cash Flow	$ 28,522	$ 21,082	$ 87,786	$ 86,004
Distributions paid	$ 20,013	$ 19,975	$ 80,007	$ 79,854
Distribution Coverage Ratio	**1.43x**	**1.06x**	**1.10x**	**1.08x**

(a) During the three months ended December 31, 2025, CrossAmerica recorded $3.4 million in net gains in connection with the Partnership's ongoing real estate rationalization effort. During the three months ended December 31, 2024, CrossAmerica recorded $11.6 million in net gains in connection with the Partnership's ongoing real estate rationalization effort. The Partnership also recorded $0.1 million of other net losses on lease terminations and asset disposals. During the twelve months ended December 31, 2025, CrossAmerica recorded $45.9 million in net gains in connection with the Partnership's ongoing real estate rationalization effort, partially offset by $1.7 million of net losses on lease terminations and asset disposals. During the twelve months ended December 31, 2024, CrossAmerica recorded $23.3 million in net gains in connection with its ongoing real estate rationalization effort. The Partnership also recorded a $16.0 million loss on lease terminations with Applegreen, including a $1.5 million non-cash write-off of deferred rent income. In addition, CrossAmerica recorded $2.4 million of other net losses on lease terminations and asset disposals.

(b) Relates to certain acquisition-related costs, such as legal and other professional fees, separation benefit costs and purchase accounting adjustments associated with recent acquisitions.

(c) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain CrossAmerica's long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes or to maintain the sites in conditions suitable to operate or lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(d) Excludes current income tax (benefit) expense related to sales of sites amounting to $(0.6) million and $0.3 million for the fourth quarter 2025 and 2024 and $4.9 million and $1.9 million for 2025 and 2024, respectively.

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